Filed with the Securities and Exchange Commission on August 8, 2002
                                                      Registration No. 333-95097
================================================================================

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
            ---------------------------------------------------------
                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
           ----------------------------------------------------------
                         MERCURY INTERACTIVE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                        77-0224776
------------------------                 ---------------------------------------
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                              1325 Borregas Avenue
                           Sunnyvale, California 94089
                                 (408) 822-5200
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

          ------------------------------------------------------------

                                  AMNON LANDAN
          Chairman of the Board, President and Chief Executive Officer
                         Mercury Interactive Corporation
                              1325 Borregas Avenue
                           Sunnyvale, California 94089
                                 (408) 822-5200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

          ------------------------------------------------------------

                                 SUSAN J. SKAER

                  Vice President, General Counsel and Secretary
                         Mercury Interactive Corporation
                              1325 Borregas Avenue
                           Sunnyvale, California 94089
                                 (408) 822-5200

          -------------------------------------------------------------

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

          -------------------------------------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

          -------------------------------------------------------------

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Securities Exchange Commission, acting pursuant to said Section 8(c), may determine.

                          DEREGISTRATION OF SECURITIES

     Mercury  Interactive  Corporation  (the  "Registrant") filed a Registration
Statement on Form S-3, as amended (Registration No. 333-95097) (the "Registration Statement") which originally registered 387,892 shares of common stock, par value $0.002 per share, of the Registrant for sale by the selling stockholders named therein. The offering contemplated by the Registration Statement has terminated. Pursuant to the undertaking contained in the Registration Statement, the Registrant is hereby filing this post-effective amendment to deregister such number of shares originally registered by the Registration Statement as remained unsold as of the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Sunnyvale, State of California, on August 8, 2002


                                 MERCURY INTERACTIVE CORPORATION

                                 By  /s/  Douglas P. Smith
                                     ------------------------------------------
                                     Douglas P. Smith, Executive Vice President
                                     & Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURES            TITLE                           DATE

                      President,
                      Chief Executive Officer
                      and Chairman of the Board
/s/ Amnon Landan      (Principal Executive Officer)   August 8, 2002
--------------------
AMNON LANDAN

                      Executive Vice President
                      and Chief Financial Officer
/s/ Douglas P. Smith  (Principal Financial Officer)   August 8, 2002
--------------------
DOUGLAS P. SMITH

                      Vice President, Finance
/s/ Bryan LeBlanc     (Principal Accounting Officer)  August 8, 2002
--------------------
BRYAN LEBLANC


/s/ Igal Kohavi       Director                        August 8, 2002
--------------------
IGAL KOHAVI


/s/ Yair Shamir       Director                        August 8, 2002
--------------------
YAIR SHAMIR


/s/ Giora Yaron       Director                        August 8, 2002
--------------------
GIORA YARON


/s/ Kenneth Klein     Director                        August 8, 2002
--------------------
KENNETH KLEIN

/s/ Clyde Ostler      Director                        August 8, 2002
--------------------
CLYDE OSTLER